UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2013

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On September 11, 2013, Kilroy Realty Corporation, or the Company, issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report.

On September 12, 2013, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 and 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 8.01	OTHER EVENTS

A. Underwriting Agreement

On September 12, 2013, the Company and Kilroy Realty, L.P. (the “Operating Partnership”) entered into an underwriting agreement (referred to herein as the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the public offering by the Company of up to 6,325,000 shares of its common stock, par value $0.01, including 825,000 shares which may be purchased at the option of the underwriters pursuant to the terms of the Underwriting Agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of Ballard Spahr LLP with respect to the validity of the shares in this offering is filed herewith as Exhibit 5.1.

B. Recent Developments

The following discussion provides information with respect to certain recent developments of the Company and the Operating Partnership. Unless otherwise expressly stated or the context otherwise requires, “we,” “us” and “our” refer collectively to the Company, the Operating Partnership and the Company’s other subsidiaries.

Pending Acquisition. We have entered into a purchase and sale agreement to purchase two fully-leased properties and an adjacent land parcel that we may seek to develop in the future in San Diego for approximately $125 million. The acquisition is expected to close in the third quarter of 2013. However, this acquisition is subject to closing conditions and other uncertainties and we cannot provide assurance that this acquisition will be consummated at the price, on the terms or by the date currently contemplated, or at all.

In addition, as a key component of our growth strategy, we continually evaluate property acquisition opportunities as they arise. As a result, we typically have one or more potential acquisitions (in addition to the pending acquisition discussed above) under consideration that are in varying stages of negotiation and due diligence review, or under contract, at any point in time. However, those agreements are subject to closing conditions and other uncertainties and there can be no assurance that we will acquire the properties subject to those agreements. Likewise, we cannot provide assurance that we will enter into any additional definitive agreements to acquire properties or, if we do, that the acquisitions will close. Costs associated with acquisitions are expensed as incurred and we may be unable to complete an acquisition after making a nonrefundable deposit or incurring acquisition-related costs. In addition, acquisitions are subject to various other risks and uncertainties. For additional information, see “Risk Factors—Risks Related to our Business and Operations—We may be unable to complete acquisitions and successfully operate acquired properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Leasing Activity. As of June 30, 2013, we had entered into non-binding letters of intent for leases totaling approximately 400,000 rentable square feet in our office properties. However, we cannot assure you that these letters of intent will result in leases, or when the space available for rent may ultimately be leased.

Capital Recycling. As part of our current and ongoing strategy, we continuously evaluate opportunities for the potential disposition of properties and undeveloped land in our portfolio with the intent of recycling the proceeds generated from the disposition of non-strategic properties into capital to fund new operating and development acquisitions, development and redevelopment expenditures, to repay long-term debt and for other general corporate purposes. As part of our capital recycling strategy, we intend, when practical, to structure those dispositions as like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986 (“Section 1031 Exchanges”) to defer some or all of the taxable gains, if any, on the sales for federal and state income tax purposes.

In connection with this strategy, we anticipate that we could dispose of approximately $150 million to $400 million of additional operating properties and/or undeveloped land during the next 18 months. The timing of any potential future disposition transactions will depend on market conditions and other factors, including but not limited to our capital needs, demand for our properties and our ability to defer some or all of the taxable gains, if any, on the sales. Subject to the satisfaction of various criteria, including but not limited to the availability of the asset for immediate sale, the existence of an active program to locate a buyer, and the probable sale or transfer of the asset within one year, any operating property and/or undeveloped land we are seeking to dispose of may be classified as held for sale on our consolidated balance sheet. We cannot assure you that we will dispose of any additional properties, or that future acquisitions and/or dispositions, if any, will qualify as Section 1031 Exchanges.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1	Underwriting Agreement dated September 12, 2013.
5.1	Opinion of Ballard Spahr LLP in connection with the offering of shares of common stock.
23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).
99.1	Press release dated September 11, 2013 issued by Kilroy Realty Corporation.
99.2	Press release dated September 12, 2013 issued by Kilroy Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date: September 16, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION, Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date: September 16, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated September 12, 2013.
5.1	Opinion of Ballard Spahr LLP in connection with the offering of shares of common stock.
23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).
99.1	Press release dated September 11, 2013 issued by Kilroy Realty Corporation.
99.2	Press release dated September 12, 2013 issued by Kilroy Realty Corporation.